 Exhibit 3.4

HOSPITALITY INVESTORS TRUST, INC.

AMENDED AND RESTATED BYLAWS

AS OF

MARCH 31, 2017

Article I

OFFICES

Section 1.          PRINCIPAL OFFICE. The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may designate.

Section 2.          ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

Article II

MEETINGS OF STOCKHOLDERS

Section 1.          PLACE. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting.

Section 2.          ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time and place set by the Board of Directors, but in no event shall such annual meeting be held less than 30 days after delivery of the Corporation’s annual report to its stockholders.

Section 3.          SPECIAL MEETINGS. The chairman of the Board of Directors, the president, the chief executive officer, a majority of the Board of Directors or a majority of the Independent Directors (as defined in the charter of the Corporation (which for the avoidance of doubt includes the Articles Supplementary (as defined below) (the “Charter”)) may call a special meeting of the stockholders. A special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of a stockholder or stockholders entitled to cast not less than ten percent (10%) of all the votes entitled to be cast on such matter at such meeting. The written request must be delivered in person or by mail and must state the purpose of the meeting and the matters proposed to be acted upon at the meeting. Within ten (10) days after receipt of such written request, the secretary of the Corporation shall give to each stockholder entitled to vote at such meeting, and to each stockholder not entitled to vote who is entitled to notice of the meeting, notice in writing or by electronic transmission in the manner provided in Section 4 of Article II hereof. Simultaneously with the receipt of the request, the Corporation shall inform the stockholder(s) requesting the special meeting of the reasonably estimated cost of preparing and mailing a notice of the proposed meeting and request payment accordingly. Notwithstanding anything to the contrary herein, such meeting called upon the request of such stockholder(s) shall be held not less than fifteen (15) days nor more than sixty (60) days after the secretary’s delivery of such notice. Subject to the foregoing sentence and notwithstanding anything to the contrary herein, such meeting shall be held at the time and place specified in the stockholder request; provided, however, that if none is so specified, such meeting shall be held at a time and place convenient to the stockholders requesting the special meeting.

Section 4.          NOTICE. Except as provided otherwise in Section 3 of this Article II, not less than ten (10) nor more than ninety (90) days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by electronic mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the stockholder. The Corporation may give a single notice to all stockholders who share an address, unless a stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders (other than to any stockholders that requested a special meeting), or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any such meeting to the fullest extent permitted by law. Subject to Section 11(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a “public announcement” (as defined in Section 11(c)(3) of this Article II) of such postponement or cancellation prior to the meeting; provided, however, that the Corporation may not postpone or cancel any special meeting requested by one or more stockholders in accordance with Section 3 of Article II hereof without the consent of such stockholder(s). Notice of the date to which the meeting is postponed shall be given not less than ten (10) days prior to such date and otherwise in the manner set forth in this Section 4.

Section 5.          ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting in the following order: the vice chairman of the board, if there is one, the chief executive officer, the president, the vice presidents in their order of rank and seniority, the secretary, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary, or in the absence of assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6.          QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the Charter for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

Section 7.          VOTING. Except as provided in the terms of the Redeemable Preferred Share (as defined in the Articles Supplementary), the holders of a majority of the shares of stock of the Corporation entitled to vote who are present in person or by proxy at an annual meeting at which a quorum is present may, without the necessity for concurrence by the Board of Directors, vote to elect a director. Except as provided in the terms of the Redeemable Preferred Share, each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, except as provided in the terms of the Redeemable Preferred Share and unless more than a majority of the votes cast is required by statute or by the Charter. Except as provided in the terms of the Redeemable Preferred Share and as otherwise provided by statute or by the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.

Section 8.          PROXIES. A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven (11) months after its date unless otherwise provided in the proxy.

Section 9.          VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any trustee or other fiduciary may vote stock registered in the name of such person in the capacity of trustee or fiduciary, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

Section 10.         INSPECTORS. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor thereto. The inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one (1) inspector acting at such meeting. If there is more than one (1) inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11.         ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.

(a)          Annual Meetings of Stockholders. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or any such other business and who has complied with this Section 11(a).

(2)         For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that in connection with the Corporation’s first annual meeting or in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting, as originally convened, and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(i)          as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder (including the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(ii)         as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

(iii)        as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person, (A) the class, series and number of all shares of stock or other securities of the Corporation (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person and the date on which each such Company Security was acquired and the investment intent of such acquisition and (B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person;

(iv)        as to the stockholder giving the notice and any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (2) of this Section 11(a) and any Proposed Nominee, (A) the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and (B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and

(v)         to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

(3)         Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (b) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange or over-the-counter market).

(4)         Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting, a stockholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

(5)         For purposes of this Section 11, “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such stockholder or such person(s) described in clauses (i) and (ii) of this Section 11(a)(5).

(b)          Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 3 of this Article II for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one (1) or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice containing the information required by paragraph (a)(2) of this Section 11 shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

 (c)          General. (1) If information submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two (2) business days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the Board of Directors, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 11, and (B) a written update of any information submitted by the stockholder pursuant to this Section 11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.

(2)         Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

(3)         For purposes of this Section 11, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the United States Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the United States Securities and Exchange Commission pursuant to the Exchange Act.

(4)         Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

(d)          Redeemable Preferred Directors. Notwithstanding anything to the contrary herein, this Section 11 of this Article III shall not apply to (x) the nomination or election of the Redeemable Preferred Directors (as defined in the Articles Supplementary) who shall be nominated and elected solely in accordance with (i) the terms of the Articles Supplementary and (ii) the terms of these Bylaws applicable to the Redeemable Preferred Directors and the holder of the Redeemable Preferred Share (including the last sentence of Section 12 of this Article II) or (y) any matter that may properly be considered by or at a meeting of the holder of the Redeemable Preferred Share or any action or vote to be taken with respect to which the holder of the Redeemable Preferred Share is entitled to take action or vote (including, without limitation, under these Bylaws or the Articles Supplementary), which shall be considered solely in a manner in accordance with (i) the terms of the Articles Supplementary and (ii) the terms of these Bylaws applicable to the holder of the Redeemable Preferred Share (including Section 12 of this Article II). For the avoidance of doubt and without limiting the prior sentence, the information requirements contained in this Section 11 of this Article II for stockholders proposing nominees, Stockholder Associated Persons and Proposed Nominees shall not apply to the holder of the Redeemable Preferred Share or any Redeemable Preferred Director in connection with or related to the nomination and/or election of any Redeemable Preferred Director.

Section 12.         STOCKHOLDERS’ CONSENT IN LIEU OF MEETING. Except as provided in the terms of the Redeemable Preferred Share, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders. Notwithstanding anything to the contrary herein, the holder of the Redeemable Preferred Share is entitled to act by written or electronic consent with respect to any action or vote to be taken with respect to which the holder of the Redeemable Preferred Share is entitled to take action or vote or with respect to any matter that may properly be considered by or at a meeting of the holder of the Redeemable Preferred Share (including, without limitation, under these Bylaws or the Articles Supplementary), regardless of whether a meeting has been called, by delivering such written or electronic consent to the Corporation, which written or electronic consent is automatically effective without any further action required by the holder of the Redeemable Preferred Share, the Corporation or any other Person (as defined in the Articles Supplementary). Any such written or electronic consent shall be deemed delivered to the Corporation and shall be automatically effective without any further action required by the holder of the Redeemable Preferred Share, the Corporation or any other Person if delivered to the secretary of the Corporation and shall be deemed delivered: if by facsimile, when such transmission is confirmed; if by email, upon the sending of such email; if by overnight courier, upon receipt of proof of delivery by such courier; if by hand delivery, upon actual delivery; and if by certified or registered mail, upon return receipt. For the avoidance of doubt, any written or electronic consent shall be effective without: (i) any obligation on the part of the holder of the Redeemable Preferred Share to call a special meeting or any other meeting of the holder of the Redeemable Preferred Share, or any other meeting of the stockholders of the Corporation, (ii) any required procedures whatsoever relating to any such meeting (including, for the avoidance of doubt, the provisions set forth in these Bylaws relating to the place or calling of or notice, organization and conduct and quorum with respect to any such meeting), or (iii) any obligation on the part of any Person to take any other action in order to render the actions taken by such written or electronic consent immediately effective upon the delivery specified above (including, for the avoidance of doubt, delivering any notice to any Person). Without the consent of at least one Primary Redeemable Preferred Director (as defined in the Articles Supplementary), the Board of Directors shall not adopt any procedures applicable to the holder of the Redeemable Preferred Share taking any action pursuant to this Section 12 of this Article II by written or electronic consent.

Section 13.         CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (the “MGCL”) (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition, but shall not be applied retroactively to any prior control share acquisition of any holder of the Redeemable Preferred Share or any associate (as such term is defined in Title 3, Subtitle 7 of the MGCL) or affiliate of such person. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the MGCL shall never apply to any control share acquisition by the holder of the Redeemable Preferred Share or any associate (as such term is defined in Title 3, Subtitle 7 of the MGCL) or affiliate of such person and this provision cannot be amended without the prior written consent of the holder of the Redeemable Preferred Share.

Article III

DIRECTORS

Section 1.          GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

Section 2.          NUMBER, TENURE, QUALIFICATIONS AND RESIGNATION. The number of directors constituting the entire Board of Directors shall be seven (7) and this number may be changed only in accordance with this Article III, Section 2 of these Bylaws and the Articles Supplementary.

In accordance with Section 6(b) of the Articles Supplementary, in the circumstances specified therein, the holder of the Redeemable Preferred Share shall have the right to nominate and elect by written or electronic consent (in accordance with Section 12 of Article II) (the “Board Increase Election”) to increase the number of directors then constituting the Board of Directors by a number of directors that would result in the holder of the Redeemable Preferred Share being entitled to nominate and elect a majority of the members of the Board of Directors (and if the Board Increase Election is made the number of directors shall automatically then increase by such number) and the holder of the Redeemable Preferred Share, voting as a separate class, shall be entitled (subject to Section 6.1 of the Charter, which requires that a majority of the directors be Independent Directors) to nominate and elect (by written or electronic consent of the holder of the Redeemable Preferred Share in accordance with Section 12 of Article II) immediately upon the Board Increase Election without any further action required by the Corporation (and thereafter (i) at each annual meeting for the nomination and/or election of directors, (ii) at any special meeting of the holder of the Redeemable Preferred Share called for the purpose of nominating or electing such directors or (iii) at any time by written or electronic consent of the holder of the Redeemable Preferred Share in accordance with Section 12 of Article II) such number of additional directors.

A majority of the directors shall be Independent Directors except for a period of up to sixty (60) days after the death, removal or resignation of an Independent Director. For so long as the Redeemable Preferred Share is outstanding, the holder of the Redeemable Preferred Share shall have the right to approve (such approval not to be unreasonably withheld, conditioned or delayed), in connection with the nomination and election of directors pursuant to Section 11(a) of Article II (other than Redeemable Preferred Directors) for each annual meeting or any special meeting called for that purpose, the nomination and election of two (2) Independent Directors (any such Independent Director, the “Approved Independent Director” and who, for the avoidance of doubt, shall not include any Redeemable Preferred Director) and the Approved Independent Director shall not be nominated for election (whether by the Board of Directors or the stockholders) or elected to the Board of Directors or any committee (which term shall include any subcommittee thereof) thereof without such approval.

Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board, the chief executive officer or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3.          ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 4.          SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the chief executive officer, the president, a majority of the directors or Independent Directors then in office or by any Redeemable Preferred Director. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 5.          NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least twenty-four (24) hours prior to the meeting. Notice by United States mail shall be given at least three (3) days prior to the meeting. Notice by courier shall be given at least two (2) days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute, the Charter or these Bylaws.

Section 6.          QUORUM. A majority of the directors including, for so long as the Redeemable Preferred Share is outstanding, at least one (1) Primary Redeemable Preferred Director, shall constitute a quorum for transaction of business at any meeting of the Board of Directors; provided that, if less than such a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice (provided that notice of any rescheduled meeting shall be provided to all Redeemable Preferred Directors no less than one (1) Business Day prior to such meeting) provided that if the failure to achieve such quorum is solely due to the absence of any Primary Redeemable Preferred Director, so long as the Redeemable Preferred Share is outstanding, if quorum at any meeting which is scheduled to substitute for such adjourned meeting fails to be achieved solely due to the absence of any Primary Redeemable Preferred Director, quorum shall be deemed to have been achieved despite such absence solely with respect to any action taken by the Board of Directors that is not related to any of the matters set forth in Section 6(i) and 6(j) of the Articles Supplementary, except during a Suspension Period (as defined in the Articles Supplementary), in which case quorum shall also be deemed to have been achieved despite such absence with respect to any action taken by the Board of Directors related to any of the matters set forth in Section 6(i) and 6(j) of the Articles Supplementary to the extent that such matters constitute AS Suspended Rights (as defined in the Articles Supplementary); and provided further that, if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of directors or the vote of a particular director is required for action, a quorum must also include a majority or such other percentage of such group or the particular director, as applicable.

The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than would be required to establish a quorum; provided, that at least one (1) Primary Redeemable Preferred Director must remain at the meeting in order for the directors to be permitted to transact business in respect of any action relating to any of the matters described in Section 6(i) or Section 6(j) of the Articles Supplementary, except during a Suspension Period, in which case the directors shall also be permitted to transact business in respect of any action relating to any of the matters described in Section 6(i) or Section 6(j) of the Articles Supplementary to the extent that such matters constitute AS Suspended Rights.

Section 7.          VOTING. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless (a) the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws or (b) the concurrence of a Primary Redeemable Preferred Director is required for such action by the Articles Supplementary (subject to the provisions in Section 9 thereof relating to the suspension of certain rights of the holder of the Redeemable Preferred Share). If enough directors have withdrawn from a meeting to leave fewer than would be required to establish a quorum but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless (i) the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws or (ii) the concurrence of a Primary Redeemable Preferred Director is required for such action by the Articles Supplementary (subject to the provisions in Section 9 thereof relating to the suspension of certain rights of the holder of the Redeemable Preferred Share); provided, that in any case a quorum for any action relating to any of the matters described in Section 6(i) or Section 6(j) of the Articles Supplementary shall require the participation of at least one (1) Primary Redeemable Preferred Director, except during a Suspension Period, in which case quorum for any action relating to any of the matters described in Section 6(i) or Section 6(j) of the Articles Supplementary shall not require the participation of a Primary Redeemable Preferred Director to the extent that such matters constitute AS Suspended Rights. On any matter for which the Charter requires the approval of the Independent Directors, the action of a majority of the total number of Independent Directors shall be the action of the Independent Directors.

Section 8.          ORGANIZATION. At each meeting of the Board of Directors, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the board, the chief executive officer or in the absence of the chief executive officer, the president or, in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation, or in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 9.          TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 10.         CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the Board of Directors.

Section 11.         VACANCIES. If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Subject to the next paragraph, any vacancy on the Board of Directors, other than due to any Redeemable Preferred Director ceasing to be a director or an increase in the number of directors as contemplated by Section 6(b) of the Articles Supplementary and the second paragraph of Article III, Section 2 of these Bylaws, may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any individual elected to fill such a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.

Notwithstanding anything to the contrary herein, as provided in the Articles Supplementary, any vacancy on the Board of Directors due to any Redeemable Preferred Director ceasing to be a director or due to the increase in the number of directors as contemplated by Section 6(b) of the Articles Supplementary and the second paragraph of Article III, Section 2 of these Bylaws shall, for so long as the Redeemable Preferred Share is outstanding, be filled only by the holder of the Redeemable Preferred Share, acting (i) at an annual meeting for the election of directors, (ii) at any special meeting called for such purpose or (iii) at any time by written or electronic consent (pursuant to Section 12 of Article II). Furthermore, and notwithstanding anything to the contrary herein, as provided in the Articles Supplementary the Redeemable Preferred Directors may be removed only as provided in the Articles Supplementary.

Independent Directors shall nominate replacements for vacancies among the Independent Directors’ positions (other than Independent Directors that are Redeemable Preferred Directors, who shall be nominated as provided herein and in the Articles Supplementary), provided, that the Approved Independent Director must be approved by the holder of the Redeemable Preferred Share (such approval not to be unreasonably withheld, conditioned or delayed).

Section 12.         COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors, including under an incentive plan approved by the Board of Directors. Directors will be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 13.         LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

Section 14.         SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 15.         RELIANCE. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 16.         RATIFICATION. The Board of Directors may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors could have originally authorized the matter in accordance with the terms of the Charter and these Bylaws then in effect. The stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the stockholders could have originally authorized the matter in accordance with the terms of the Charter and these Bylaws then in effect.

Section 17.         CERTAIN RIGHTS OF DIRECTORS. A director who is not also an officer of the Corporation shall have no responsibility to devote his or her full time to the affairs of the Corporation. Any director or officer, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Corporation.

Section 18.         EMERGENCY PROVISIONS. Notwithstanding any other provision in the Charter or these Bylaws, this Section 18 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than twenty-four (24) hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of directors necessary to constitute a quorum shall be a number of directors equal to one-third of the number of then-serving directors (provided that at least one (1) Primary Redeemable Preferred Director shall be required to constitute a quorum with respect to any action to be taken by the Board of Directors relating to any of the matters described in Section 6(i) or Section 6(j) of the Articles Supplementary, except during a Suspension Period, in which case quorum for any action relating to any of the matters described in Section 6(i) or Section 6(j) of the Articles Supplementary shall not require the participation of a Primary Redeemable Preferred Director to the extent that such matters constitute AS Suspended Rights).

Section 19.         BOARD MATTERS. Notwithstanding any other provision in the Charter or these Bylaws, the affirmative vote or consent of the Board of Directors (taken or provided in accordance with the terms of the Charter and these Bylaws) shall be required for the Corporation or any of its subsidiaries to take any of the actions set forth in Section 6(i) and Section 6(j) of the Articles Supplementary.

Article IV

COMMITTEES

Section 1.          NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members committees, composed of one (1) or more directors (the majority of whom shall at all times be Independent Directors) to serve at the pleasure of the Board of Directors. For so long as the Redeemable Preferred Share is outstanding, each committee (which term shall include any subcommittee thereof) of the Board of Directors shall contain at least one (1) Redeemable Preferred Director selected by the holder of the Redeemable Preferred Share; provided, that, with respect to any appointment to (a) any subcommittee established by the Compensation Committee consisting solely of two or more “non-employee” directors within the meaning of Rule 16b-3 under the Exchange Act, in accordance with Rule 16b-3 under the Exchange Act, which has the exclusive purpose and exclusive powers to approve transactions in advance in a manner that satisfies the requirements of Rule 16b-3 under the Exchange Act to render such transaction exempt from liability for purposes of Section 16(b) of the Exchange Act (a “Section 16 Committee”) and (b) the Audit Committee or any other committee of the Board of Directors which is required, pursuant to the applicable rules of the Securities and Exchange Commission or any national securities exchange on which any shares of stock of the Corporation of any class or series are then listed, to be established (any such committee, an “Independent Committee”), such Redeemable Preferred Director so appointed must also be an Independent Director and shall meet all applicable requirements, with respect to independence and otherwise, of the Securities and Exchange Commission and any national securities exchange on which any shares of stock of the Corporation of any class or series are then listed; provided, further, that if none of the then serving Redeemable Preferred Directors meets all such applicable requirements (including being an Independent Director), then such committee shall contain at least one (1) Approved Independent Director who shall meet all such applicable requirements; provided, further, that this provision shall not prohibit more than one (1) Redeemable Preferred Director or more than one (1) Approved Independent Director being appointed to any committee of the Board of Directors. Furthermore, and notwithstanding anything to the contrary herein, (i) any Redeemable Preferred Director selected by the holder of the Redeemable Preferred Share to serve, or any Approved Independent Director required to serve because a Redeemable Preferred Director is not permitted to serve, pursuant to this Section 1 on any committee of the Board of Directors, except with respect to any removal which a majority of the Board of Directors has reasonably determined is necessary in order to maintain such committee’s compliance with all applicable requirements, with respect to independence and otherwise, of the Charter, the Securities and Exchange Commission and any national securities exchange on which any shares of stock of the Corporation of any class or series are then listed, (x) may be removed with or without cause from any committee only by the holder of the Redeemable Preferred Share (a) at any annual meeting for the election of directors, (b) at any special meeting of the Redeemable Preferred Director called for the purpose of removing the Redeemable Preferred Director or the Approved Independent Director or (c) at any time by written or electronic consent of the holder of the Redeemable Preferred Share (in accordance with Section 12 of Article II) and (y) may not be removed from any committee by the holder of any other class or series of Shares (as defined in the Articles Supplementary) or any other Person and (ii) if any vacancy in the office of a Redeemable Preferred Director selected by the holder of the Redeemable Preferred Share pursuant to this Section 1 to serve, or any Approved Independent Director required to serve because a Redeemable Preferred Director is not permitted to serve pursuant to this Section 1, on any committee shall occur for any reason (whether due to removal, death, resignation or otherwise), then such vacancy may be filled (x) in the case of any vacancy in the office of a Redeemable Preferred Director selected by the holder of the Redeemable Preferred Share pursuant to this Section 1 to serve, only by the holder of the Redeemable Preferred Share, and (y) in the case of any vacancy in the office of any Approved Independent Director required to serve because a Redeemable Preferred Director is not permitted to serve pursuant to this Section 1, by the Board of Directors, in each case, pursuant to the procedures set forth above in this Section 1. For the avoidance of doubt and notwithstanding anything herein or in any other Transaction Document (as defined in the Articles Supplementary) to the contrary, (i) no committee of the Board of Directors or subcommittee thereof which does not have as a member at least one (1) Primary Redeemable Preferred Director may take any action or have any authority with respect to any of the matters set forth in Section 6(i) of the Articles Supplementary and (ii) any committee which does have as a member at least one (1) Primary Redeemable Preferred Director may not take any action with respect to any of the matters set forth in Section 6(i) of the Articles Supplementary without the prior approval of at least one (1) Primary Redeemable Preferred Director as set forth in Section 6(i) of the Articles Supplementary.

Section 2.          POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Directors, except as prohibited by law.

Section 3.          MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee including, for so long as the Redeemable Preferred Share is outstanding, at least one (1) Primary Redeemable Preferred Director (or in the case of the Audit Committee or any Section 16 Committee or Independent Committee, the Redeemable Preferred Director selected by the holder of the Redeemable Preferred Share pursuant to Section 1 of Article IV above, or if no Redeemable Preferred Director is permitted to serve on such committee pursuant to Section 1 of Article IV above, the Approved Independent Director required to serve because a Redeemable Preferred Director is not permitted to serve pursuant to Section 1 of Article IV above), shall constitute a quorum for the transaction of business at any meeting of the committee; provided that, if less than such a majority of such members is present at such meeting, a majority of the members present may adjourn the meeting from time to time without further notice (provided that notice of any rescheduled meeting shall be provided to all Redeemable Preferred Directors no less than one (1) Business Day prior to such meeting) provided that if the failure to achieve such quorum is solely due to the absence of any Primary Redeemable Preferred Director (or in the case of the Audit Committee or any Section 16 Committee or Independent Committee, the Redeemable Preferred Director selected by the holder of the Redeemable Preferred Share pursuant to Section 1 of Article IV above, or if no Redeemable Preferred Director is permitted to serve on such committee pursuant to Section 1 of Article IV above, the Approved Independent Director required to serve because a Redeemable Preferred Director is not permitted to serve pursuant to Section 1 of Article IV above), so long as the Redeemable Preferred Share is outstanding, if quorum at any meeting which is scheduled to substitute for such adjourned committee meeting fails to be achieved solely due to the absence of any Primary Redeemable Preferred Director (or in the case of the Audit Committee or any Section 16 Committee or Independent Committee, the Redeemable Preferred Director selected by the holder of the Redeemable Preferred Share pursuant to Section 1 of Article IV above, or if no Redeemable Preferred Director is permitted to serve on such committee pursuant to Section 1 of Article IV above, the Approved Independent Director required to serve because a Redeemable Preferred Director is not permitted to serve pursuant to Section 1 of Article IV above), quorum shall be deemed to have been achieved despite such absence solely with respect to any action taken by such committee of the Board of Directors that is not related to any of the matters set forth in Section 6(i) and 6(j) of the Articles Supplementary, except during a Suspension Period, in which case quorum shall also be deemed to have been achieved despite such absence with respect to any action taken by such committee of the Board of Directors related to any of the matters set forth in Section 6(i) and 6(j) of the Articles Supplementary to the extent that such matters constitute AS Suspended Rights. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two (2) members of any committee (if there are at least two (2) members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee other than a member that is a Primary Redeemable Preferred Director (or in the case of the Audit Committee or any Section 16 Committee or Independent Committee, the Redeemable Preferred Director selected by the holder of the Redeemable Preferred Share pursuant to Section 1 of Article IV above, or if no Redeemable Preferred Director is permitted to serve on such committee pursuant to Section 1 of Article IV above, the Approved Independent Director required to serve because a Redeemable Preferred Director is not permitted to serve pursuant to Section 1 of Article IV above), the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of the such absent member; provided, that in respect of any action relating to any of the matters described in Section 6(i) or Section 6(j) of the Articles Supplementary at least one (1) Primary Redeemable Preferred Director must be present at such meeting, except during a Suspension Period, in which case a Primary Redeemable Preferred Director need not be present at such meeting in respect of any action relating to any of the matters described in Section 6(i) or Section 6(j) of the Articles Supplementary to the extent that such matters constitute AS Suspended Rights. Each committee shall keep minutes of its proceedings.

Section 4.          TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5.          CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.

Section 6.          VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

Section 7.          OTHER. Notwithstanding anything to the contrary herein, any committee of the Board of Directors formed with authority and jurisdiction over the review or approval of transactions or other matters involving, in the reasonable judgment of the Independent Directors (excluding, for this purpose, any Redeemable Preferred Director), a conflict of interest between the Corporation or one or more of its subsidiaries, on the one hand, and the holder of the Redeemable Preferred Share or any of its affiliates, on the other hand, and which has powers limited exclusively to such review or approval (any such committee, a “Conflicts Committee”) need not include a Redeemable Preferred Director; provided, that discussions, deliberations, decisions or actions involving the Securities Purchase, Voting and Standstill Agreement, dated as of January 12, 2017, by and among American Realty Capital Hospitality Trust, Inc., American Realty Capital Hospitality Operating Partnership, L.P. and Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC (the “SPA”), the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated March 31, 2017 or any other agreement entered into by the holder of the Redeemable Preferred Share or any of its affiliates in connection with the transactions contemplated by the SPA, including matters pertaining to the rights of the holder of the Redeemable Preferred Share or any of its affiliates under such agreements, may be deemed by a majority of the Independent Directors on the Board of Directors (excluding, for this purpose, any Redeemable Preferred Director) not to constitute such a conflict of interest. Notwithstanding anything to the contrary herein, for so long as the Redeemable Preferred Share is outstanding, the Corporation shall not make a general delegation of the powers of the Board of Directors to any committee thereof which does not include as a member a Redeemable Preferred Director, other than to a Conflicts Committee in accordance with Section 6(g) of the Articles Supplementary and this Section 7 of Article IV of these Bylaws. Notwithstanding anything to the contrary herein, for so long as the Redeemable Preferred Share is outstanding, any charter or other governing instrument or constitutional document of any committee (i) shall not contain any terms or conditions, or be interpreted in any manner, inconsistent with or adverse to any, and (ii) shall be subject to any and all, preferences, rights, restrictions and other terms and conditions of the Redeemable Preferred Share and of the holder of the Redeemable Preferred Share set forth in these Bylaws and/or the Articles Supplementary.

Article V

OFFICERS

Section 1.          GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chairman of the board, may include a vice chairman of the board, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two (2) or more offices, except president and vice president, may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 2.          REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board, the chief executive officer the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3.          VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 4.          CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.          CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 6.          CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 7.          CHAIRMAN OF THE BOARD. Subject to Section 6(i)(xx) of the Articles Supplementary, the Board of Directors may designate from among its members a chairman of the board who shall not, solely by reason of these Bylaws, be an officer of the Corporation. The Board of Directors may designate the chairman of the board as an executive or non-executive chairman. The chairman of the board shall preside over the meetings of the Board of Directors and of the stockholders at which he or she shall be present. The chairman of the board shall perform such other duties as may be assigned to him or her by these Bylaws or the Board of Directors.

Section 8.          PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

Section 9.          VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one (1) vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the president or the Board of Directors. The Board of Directors may designate one (1) or more vice presidents as executive vice president, senior vice president or vice president for particular areas of responsibility.

Section 10.         SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors.

Section 11.         TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and in general shall perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 12.         ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board of Directors.

Section 13.         COMPENSATION. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director.

Article VI

CONTRACTS, CHECKS AND DEPOSITS

Section 1.          CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors and executed by an authorized person.

Section 2.          CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 3.          DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the chief executive officer, the president, the chief financial officer or any other officer designated by the Board of Directors may determine.

Article VII

STOCK

Section 1.          CERTIFICATES. Except as may be otherwise provided by the Board of Directors or required by the Charter, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 2.          TRANSFERS. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland. Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 3.          REPLACEMENT CERTIFICATE. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 4.          FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of stockholders, not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken. When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

Section 5.          STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6.          FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may authorize the Corporation to issue fractional stock or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

Section 7.          TERMS OF REDEEMABLE PREFERRED STOCK. The provisions of these Bylaws, including, but not limited to, those pertaining to the stock, the stockholders and the Board of Directors, are subject to the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the Redeemable Preferred Share as set forth in the Articles Supplementary as filed with the State Department of Assessments and Taxation of Maryland (the “Articles Supplementary”). Notwithstanding anything to the contrary herein, if there is any inconsistency between the terms of these Bylaws and the terms of the Articles Supplementary, the terms of the Articles Supplementary will prevail. Notwithstanding anything to the contrary herein, any action contemplated to be taken, or notice to be provided, by the holder of the Redeemable Preferred Share, which is contemplated as being made in writing may be made by electronic transmission.

Article VIII

ACCOUNTING YEAR

The fiscal year of the Corporation shall end on December 31st of each calendar year, unless otherwise determined by the Board of Directors by a duly adopted resolution.

Article IX

DISTRIBUTIONS

Section 1.          AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.

Section 2.          CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

Article X

INVESTMENT POLICY

Subject to the provisions of the Charter, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

Article XI

SEAL

Section 1.          SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.          AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

Article XII

INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time (but subject to the provisions of this Article XII and the Charter), the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity and (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim, liability or expense to which they may become subject or which they may incur by reason of their service in any such capacity. The rights of a director or officer to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election of such director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of these Bylaws or Charter inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Article XIII

WAIVER OF NOTICE

Whenever any notice of a meeting is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

Article XIV

AMENDMENT OF BYLAWS

The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws. So long as the Redeemable Preferred Share is outstanding, the Corporation shall not make and the Board of Directors shall not approve any amendment, alteration or repeal of any provision of these Bylaws, or the adoption of any new bylaw, that would alter or be contrary or inconsistent with or that would adversely affect the then-applicable terms of the Articles Supplementary or the rights of the holder of the Redeemable Preferred Share (including any amendment to this Article XIV), in each case, without the approval of the holder of the Redeemable Preferred Share.

Page 26 of 26